UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

COMMISSION FILE NUMBER (000-23617)

GREEN ENERGY GROUP, INC.

(f/k/a eCom eCom.com, Inc.)

(Exact name of registrant as specified in its charter)

FLORIDA	65-0538051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 S US Highway 1, Suite 302 Jupiter, FL	33477-7236
(Address of principal executive offices)	(Zip Code)

(561) 249-1354

(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value .0001 per share CUSIP NUMBER: 39304J-109 TRADING SYMBOL: ECEC PRIOR CUSIP NUMBER: 27889U-102 (eCom eCom.com, Inc.)
Title of class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company  ☒

GREEN ENERGY GROUP, INC.

This Form 10-12G contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in this Form 10-12G in the section entitled "Risk Factors."

When used in this report, the terms "Green Energy Group", "GEG", "we," "our," "us," and "the Company" refer to Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) except where the context otherwise requires or as otherwise indicated.

ITEM 1.	BUSINESS

The Company was incorporated in the State of Florida on June 14, 1994.  On February 25, 2011 the company acquired the name Green Energy Group, Inc., on February 28, 2011 the company changed its name to Green Energy Group, Inc.  On May 1, 2008 the Company moved its main office to 1150 S. US Highway 1, Suite 302, Jupiter, FL 33477-7236, and the telephone number changed to (561) 249-1354.   Green Energy Group, Inc. "GEG" is referred to as "the Company",  or "eCom" for events occurring before May 2011.

During the fiscal year ending May 31, 2005 eCom focused on separating all ten of its current business segments, USA SportsNet, Inc., USA Performance Products, Inc., eSecureSoft Corp., USAS Digital, Inc., Pro Card Corporation, AAB National Company, A Classified Ad, Inc., Swap and Shop.net Corp., A Super Deal.com, Inc. and MyZipSoft, Inc.

This plan was undertaken for the purpose of allowing the management and employees the opportunity to operate each segment independently. Also, to have the ability for each segment, to raise its own funding for growth and expansion. On June 4, 2004 the Company spun-off each of the above listed companies into separate public companies.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of eCom's ten (10) operating subsidiary companies, pursuant to Securities and Exchange Commission ("SEC") Staff Legal Bulletin No. 4. On December 18, 2003, USA SportsNet, Inc. entered into an Asset Acquisition Agreement with American Capital Holdings, Inc. ("ACHI").  The Date of Record for the first spin-off, USA SportsNet, Inc. (later renamed American Capital Holdings, Inc., Cusip No. 02503V 10 9/SEC CIK No. 0001288010) was January 5, 2004. The Date of Record for the second spin-off, MyZipSoft, Inc. (Standard & Poor's Cusip No. 628703 10 0/SEC CIK No. 0001290785) was February 23, 2004, and the shares of MyZipSoft were distributed to its shareholders on June 2, 2005.

On March 2, 2004, the Board of Directors of eCom approved the spin off of the remaining eight (8) spin off companies in which the Board of Directors voted to issue to their shareholders one (1) share of the company for every one (1) share of eCom owned with a record date to be announced, pursuant to the advice of SEC Staff Legal Bulletin No. 4.

On November 29, 2004 an involuntary petition was filed against eCom eCom.com, Inc. in the United States Southern District Bankruptcy Court (In Re: Case No. 04-34535 BKC-SHF) under Title 11, Chapter 11 of the United States Bankruptcy Code by petitioning creditors, American Capital Holdings, Inc., Richard Turner, Barney A. Richmond, and ACHI, Inc. The Bankruptcy proceedings were initiated in an effort to implement a viable plan for reimbursement of costs incurred by American Capital Holdings, Inc., the petitioning creditors, and all other creditors/vendors who had not been paid.  Most importantly, the proceedings enabled Mr. Richmond to initiate reorganization plans in an effort to restore the shareholder value lost by approximately 5,000 shareholders. A copy of the June 2, 2005 Chapter 11, Title 11 Amended Involuntary Petition of eCom is posted on eCom's website, www.ecec.us.

A detailed history is available on the Company's 10KSB filing of May 31, 2006, SEC accession number 0001000459-06-000005.

On August 18, 2006 the 'Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc.' was filed with the United States Southern District Bankruptcy Court.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

On August 25, 2006 the 'Disclosure Statement for Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc.' was filed with the U.S. Bankruptcy Court, see exhibit 99.5.

On December 28, 2006 the 'First Amended Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc.' and 'First Amended Disclosure Statement for First Amended Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc.' were filed with the Unites States Bankruptcy Court, Southern District of Florida, West Palm Beach Division, see exhibits 99.6 and 99.7.

A transcript of the March 12, 2007 confirmation hearing is attached as exhibit 99.8. The Order Confirming the First Amended Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc. as Modified was signed by Judge Friedman on March 23, 2007. This order may also be viewed at the eCom website www.ecec.us under the bankruptcy news information link. Two post confirmation status conferences were held on May 14, 2007 and June 12, 2007 to consider the fee applications of the attorney fees of Kluger, Peretz, Kaplan & Berlin, PL and the outside auditor fees of Wieseneck, Andres & Co.

On March 31, 2008 Joint Plan Proponent American Capital Holdings, Inc. and Debtor, eCom eCom.com, Inc. ("Proponents") received a March 28, 2008 United States Southern District of Florida Bankruptcy Court Order Granting Debtor-In- Possession's Motion For Final Decree Closing Case (C.P. #361) and Final Decree, see exhibit 99.14 issued by the Honorable Paul G. Hyman, Jr. which closed eCom's successful Plan of Reorganization in re: Case No. 04-35435-BKC-PGH.

As a result of the emergence of eCom (Prior eCom eCom.com, Inc.) from operating under Chapter 11 of the United States Bankruptcy Code on March 28, 2008 (the Effective Date), the Company is the successor registrant to Prior eCom eCom.com, Inc. pursuant to Rule 12g-3 under the Securities Exchange Act of 1934.

History of the Spin-Off Company:

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company's subsidiaries. On June 4, 2004, the Board of Directors of eCom adopted a resolution to spin off the Company and authorized whatever action necessary to complete this process including acquisitions and mergers. In this regard, the Board included instructions for the distribution of stock by its Transfer Agent, Florida Atlantic Stock Transfer ("FAST"), to the shareholders when the share certificates were properly exercised and costs relating to the issuance of these shares were paid in full. Notwithstanding the foregoing, eCom was not able to pay FAST the amounts required to send out the stock certificates to the shareholders, and therefore, the shares were not issued. Due to eCom's financial condition, eCom was unable to effectuate the spinoffs. In connection with the spinoffs, eCom owned all outstanding and issued shares of common stock of the Company. By spinning off the Company, eCom distributed the common stock of the Company to eCom's shareholders in proportion to the shares held in eCom as the relevant record date.

On November 29, 2004, an involuntary petition was filed against eCom under Chapter 11 Title 11, of the United States Bankruptcy Code by petitioning creditors, American Capital Holdings, Inc., Barney A. Richmond and Richard C. Turner. An order for relief was entered by the United States Bankruptcy Court on May 16, 2005. In order to protect the assets of eCom and pursuant to S1106 and S1107 of the United States Bankruptcy Code, on June 2, 2005, interim Chief Executive Officer Richard C. Turner, issued the shares of the Spin-Off Companies which were distributed to eCom shareholders of record, as of May 27, 2005. The Spin-Off Companies were: (i) USA Performance Products, Inc., (ii) eSecureSoft Company, (iii) USAS Digital, Inc., (iv) Pro Card Corporation, (v) AAB National Company, (vi) A Classified Ad, Inc., (vii) Swap and Shop.net Corp., (viii) A Super Deal.com, Inc., and (ix) My ZipSoft, Inc.

On June 6, 2005 an Order was entered by the Honorable Judge Stephen H Friedman, appointing Barney A. Richmond, Chairman of American Capital Holdings, Inc., as Chief Executive Officer of eCom and Richard C. Turner as Chief Financial Officer or eCom and all of the above described subsidiary companies.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

On July 18, 2005, the Company received a letter from the Securities and Exchange Commission ("SEC") asking it to provide legal analysis for the "spin-off" share issuance. A copy of this letter is enclosed herein as Exhibit No. 99.1.

In an effort to give the SEC an answer regarding their request for detailed clarification as to the legal analysis of the spin-off companies and to comply with the SEC's request to withdraw each of the above referenced spin-off companies' Form 10SBG12, on August 15, 2005 each spin-off company withdrew their respective July 8, 2005 Form 10SBG12 filings. On August 15, 2005 Barney A. Richmond filed a seventeen (17) page written reply (plus accompanying supporting exhibits) to the SEC outlining the legal basis of the spin offs in response to the SEC's July 18, 2005 inquiry correspondence. A copy of Mr. Richmond's legal analysis is enclosed as Exhibit No. 99.2.

As result of discussions by Debtor eCom's and Plan Proponent ACH's bankruptcy attorneys with the SEC, the following subsidiaries were brought back into the eCom bankruptcy reorganization proceedings: (i) USA Performance Products, Inc., (ii) eSecureSoft Company, (iii) USAS Digital, Inc., (iv) Pro Card Corporation, (v) AAB National Company, (vi) A Classified Ad, Inc., (vii) Swap and Shop.net Corp., (viii) A Super Deal.com, Inc., and (ix) My ZipSoft, Inc.

On March 20, 2006 a hearing was held regarding "EX-PARTE MOTION FOR RECONSIDERATION OF ORDER DISAPPROVING EMPLOYMENT OF DEBTOR'S AUDITORS NUNC PRO TUNC TO NOVEMBER 29, 2004 AND FOR ENTRY OF AN ORDER APPROVING RETENTION OF AUDITORS", which was Wienseneck & Andres, P.A. A copy of this March 20, 2006 Court transcript is enclosed as Exhibit No. 99.3. An Order was entered approving the retention of Wieseneck & Andres, P.A. as eCom and the subsidiaries' auditors. A copy of this March 21, 2006 Order is appended herein as Exhibit No. 99.4.

On August 18, 2006, a Joint Plan of Reorganization was filed by the Debtor, eCom eCom.com, Inc. and Joint Plan Proponent American Capital Holdings, Inc. A copy of this Joint Plan of Reorganization can be viewed at ecec.us under the title "Bankruptcy News" by clicking the "read more" link on the August 18, 2006 entry.

On August 25, 2006, a Disclosure Statement was filed by the Debtor, eCom eCom.com, Inc. and Joint Plan Proponent American Capital Holdings, Inc. A copy of this Disclosure Statement can be viewed at ecec.us under the title "Bankruptcy News" by clicking the "read more" link on the August 25, 2006 entry. A copy of this Disclosure Statement is appended herein as Exhibit 99.5.

On December 28, 2006 an Order was entered titled "ORDER (I) APPROVING DISCLOSURE STATEMENT*;(II) SETTING HEARING ON CONFIRMATION OF PLAN; (III) SETTING HEARING ON FEE APPLICATIONS;(IV) SETTING VARIOUS DEADLINES; AND (V) DESCRIBING PLAN PROPONENTS' OBLIGATIONS". A copy of this five (5) part Order can be viewed at ecec.us under the title "Bankruptcy News" by clicking the "read more" link on the December 28, 2006 entry described as "ORDER (I) APPROVING DISCLOSURE STATEMENT*;(11) SETTING HEARING ON CONFIRMATION OF PLAN; (111) SETTING HEARING ON FEE APPLICATIONS; (IV) SETTING VARIOUS DEADLINES; AND (V) DESCRIBING PLAN PROPONENTS' OBLIGATIONS". A copy of this Order, Disclosure Statement etc. is affixed herein as Exhibit No. 99.6.

On January 3, 2007, Joint Plan Proponent, American Capital Holdings, Inc. and the Debtor, eCom eCom.com, Inc. filed the First Amended Disclosure Statement. A copy of this Disclosure Statement can be viewed at ecec.us under the title "Bankruptcy News" by clicking the "read more" link on the January 3, 2006 entry described as First Amended Disclosure Statement. This Disclosure Statement was reviewed by the SEC on numerous occasions (with many comments/suggestions) and was ultimately approved by the Court, which is further described herein and below.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

On January 3, 2007, Joint Proponent, American Capital Holdings, Inc. and the Debtor, eCom eCom.com, Inc. filed the First Amended Joint Plan of Reorganization ("The Plan"). A copy of this Plan can be viewed at ecec.us under the title "Bankruptcy News" by clicking the "read more" link on the January 3, 2007 entry described as First Amended Joint Plan of Reorganization. A copy of the Plan of Reorganization is appended herein as Exhibit No 99.7.

"Article 1: Definitions" in the Joint Plan states that:

"Subsidiaries" shall mean (i) USA Performance Products, Inc., (ii) eSecureSoft Company, (iii) USAS Digital, Inc., (iv) Pro Card Corporation, (v) AAB National Company, (vi) A Classified Ad, Inc., (vii) Swap and Shop.net Corp., (viii) A Super Deal.com, Inc., and (ix) My ZipSoft, Inc., unless otherwise referred to individually in the Plan.

Article "8.11 - Restructuring Transactions" in the Joint Plan states:

On and after the Effective Date, the Reorganized Debtor or the Subsidiaries may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of its respective businesses, subject to the terms, conditions and restrictions set forth in the Bylaws of, or otherwise applicable to, the Reorganized Debtor or the Subsidiaries. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtor or the Subsidiaries to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtor or the Subsidiaries to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of the Reorganized Debtor or the Subsidiaries vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to the Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against the Reorganized Debtor, as applicable and to the extent necessary.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

Notwithstanding the foregoing, it is possible that the Reorganized Debtor may qualify as a "blank check company." The SEC has taken the position that promoters or affiliates of blank check companies, as well as their transferees, are underwriters of the securities issued. In accordance with the SEC's position, any securities held by shareholders, including those issued under the Plan, prior to a business combination, such as a merger, may be resold only through a registration statement under the Securities Act of 1933 and Rule 144 may not be a safe harbor for resale of those securities regardless of technical compliance with Rule 144. While the foregoing does not affect the issuance of shares of common stock under the Plan, i.e., the shares will be issued free from registration requirements in accordance with section 1145 of the Code, the resale or exchange of such securities may be affected following confirmation of the Plan, such as in connection with any resale of such securities or any proposed Restructuring Transaction.

A Confirmation hearing was held on March 12, 2007. In attendance of the hearing was Ms. Denyese Heffner, representing the United States Department of Justice U.S. Trustee's Office, Mr. Gordon Robinson, Esq. representing the United States Securities & Exchange Commission ("SEC"), Mr. Michael D. Seese, representing eCom eCom.com, Inc. and Mr. Mark W. Fisher, Esq. representing American Capital Holdings, Inc. The result of this hearing was court approval and confirmation for eCom and the subsidiaries Plan of Reorganization. A copy of the court transcript is attached as Exhibit No. 99.8. The Order Confirming the First Amended Joint Plan of Reorganization of Debtor and Joint Plan Proponent American Capital Holdings, Inc., as Modified, was signed by the Honorable Judge Steven H. Friedman on March 23, 2007 and is attached as Exhibit 99.9. This Confirmation Order may also be viewed at the eCom website www.ecec.us under the bankruptcy link.

During the period from March 23, 2007 until March, 2008, there was several additional status conferences approving professional fees and other U.S Trustee required items necessary to close out the case. During this period, Judge Stephen H. Friedman was not reappointed to the United States Federal Bankruptcy bench and the pending outstanding matters regarding this case was re-assigned to the Honorable Paul G. Hyman, Jr.

On March 28, 2008 An Order For Final Decree of the eCom bankruptcy case (including the above describe subsidiaries) was entered by the Honorable Judge Paul G. Heyman, Jr. A copy of this Order For Final Decree is affixed herein as Exhibit No 99.14. eCom and all of the spin-off companies began the preparation of the forthcoming Form May 31, 2008 10KSB filings, which were due on August 31, 2008. During this period, management was periodically being advised by Mr. Thomas B. Andres, CPA of Wieseneck & Andres, P.A. that he and his partners were in the process of merging with another firm who he, Mr. Andres, advised was a PCAOB registered accounting firm, which was supposed to be located in Jupiter, Florida.

Notwithstanding, due to matters management was not privy to at the time, things with the proposed merger with a Jupiter based PCAOB registered firm was never consummated. On or about May 29, 2009, management was advised by Mr. Andres that Wieseneck & Andres, P.A. was merging with a New York based accounting firm named Fuoco Group, LLC ("Fuoco") and Fuoco would be the firm taking over all of the companies' audits, including the spin-off companies. During the next several weeks, management focused on preparation of the forthcoming May 31, 2008 10K filings, which required the then forthcoming audits by a PCAOB registered accounting firm. However, in early September, 2009, after reviewing the PCAOB website to check the status of the Fuoco accounting firm, management discovered Fuoco was not a PCAOB registered auditing firm. Management also discovered that Mr. Thomas B. Andres, CPA and his firm, Wieseneck & Andres, P.A. ("the firm") were, individually as well as his accounting firm, were disbarred by the PCAOB on April 22, 2008 via PCAOB Release No.105-2008-001. The result of this PCAOB April 22, 2008 Release No. 105-2008-001 was Mr. Thomas B. Andres and the firm (Wieseneck & Andres, P.A.) could not be affiliated with any PCAOB firm for a period of two (2) years. A copy of the PCAOB Release No. 105-2008-001 is attached herein as Exhibit No. 99.15. Based on the contents contained in the two (2) above described PCAOB letters both dated February 15, 2008 from PCAOB Director Claudius Modesti and PCAOB General Counsel, J. Gordon Seymour, Management was totally blindsided by this discovery. Neither anyone from the PCAOB nor anyone from Wieseneck & Andres, P.A. gave the American Capital Holdings, Inc., eCom or the spin-off companies any type of notice whatsoever about the new 105-2008-001 PCAOB Release, which were the same allegations made in the PCAOB 104-2005-117 Release.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

Summary of the Company's Plan of Reorganization:

Management and Officers of the Reorganized Debtor.  Since the Final Decree and Discharge of Trustee, dated March 28, 2008, Barney A. Richmond has continued to serve as the Company's chief executive officer, and Mr. Richard Turner has continued to serve as the Company's treasurer and chief financial officer. Messrs. Richmond and Turner will devote sufficient time to in order to pursue the Company's objectives. Messrs. Richmond and Turner will, for the foreseeable future, provide their services at no cost.

The Company emerged from bankruptcy as a public company. Under the Plan, all holders of Allowed Equity Interests retained their Equity Interests, subject to the New Common Stock to be issued pursuant to the Plan. The New Common Stock issued on the Effective Date was issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 (and of equivalent state securities or "blue sky" laws) provided by section 1145(a) of the Code, 11 U.S.C. Sec. 1145. Generally, section 1145(a) of the Code exempts from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws the issuance of securities directly or through a warrant to purchase such securities if the following conditions are satisfied: (a) the securities are issued by a debtor, an affiliate participating in a joint plan with the debtor, or a successor to the debtor under a chapter 11 plan; (b) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor and (c) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor or are issued "principally" in such exchange and "partly" for cash or property. The Debtor believes that the issuance of the New Common Stock will satisfy the aforementioned requirements. The holders thereof without registration may resell the New Common Stock unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Code. Generally, section 1145(b)(1) of the Code defines an "underwriter" as any person who (a) purchases a claim against, or equity interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or equity interest, (b) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (c) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer of sale of securities under the plan, or (d) is an issuer within the meaning of Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference (contained in section 1145(b)(1)(D) of the Code) to Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

Restructuring Transactions:  On and after the Effective Date, the Company or any of the Subsidiaries may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective business, subject to the terms, conditions and restrictions set forth in the Bylaws of, or otherwise applicable to, the Company or the Subsidiaries. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Company or the Subsidiaries to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

GREEN ENERGY GROUP, INC.

ITEM 1.	BUSINESS - CONTINUED

The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Company or the Subsidiaries to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of the Company or the Subsidiaries vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to the Company, such surviving, resulting, or acquiring corporation will perform the obligations of the Company pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against the Company, as applicable and to the extent necessary.

Because the Restructuring Transactions have not yet occurred, there are no projections presented for future operations of the Debtor.

The Company's main office is located at 1150 S. US Highway 1, Suite 302, Jupiter, Florida 33477, and the telephone number is (561) 249-1354.

For complete bankruptcy proceedings and filings see the ecec.us web site and click on "Bankruptcy News Information" towards the top of the web page.

The Company does not have any off-balance sheet arrangements.

EMPLOYEES: The Company does not have any employees.

ITEM 1A.	RISK FACTORS

RISK FACTORS. The Company's business is subject to numerous risk factors, including the following:

NO OPERATING REVENUES. The Company has had no recent revenues or earnings from operations. The Company will sustain operating expenses without corresponding revenues. This will result in the Company incurring net operating losses until it can realize profits from the business ventures it intends to acquire.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend primarily on the success of the Company's business operations. While the Company intends to try to run these operations profitably there can be no assurance that the Company will be successful or profitable.

SUCCESS OF OPERATIONS WILL DEPEND ON THE AVAILABILITY OF CAPITAL. Realization of the business' perceived potential will require significant capital. If the Company is not able to raise the funds to provide this capital, or to otherwise locate the required capital for the business, the company may never attain profitability.

CONFLICTS OF INTEREST - GENERAL. Certain conflicts of interest may exist from time to time between the Company and its officers and directors. They have other business interests to which they devote their attention, and they will continue to do so. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with the fiduciary duties of management to the Company.

LIMITED TIME COMMITMENT OF MANAGEMENT. While developing the Company's business plan, seeking business opportunities, and providing managerial resources, management will not be devoting its full time and efforts to the Company and will depend on other operational personnel. The Company's directors and officers have not entered into written employment agreements with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the limited time commitment of management, loss of the services of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations.

GREEN ENERGY GROUP, INC.

ITEM 1A.	RISKS - CONTINUED

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK. The Company has not entered into any financial derivative instruments that expose us to material market risk, including any instruments designed to hedge the impact of foreign currency exposures. We may, however, hedge such exposure to foreign currency exchange rate fluctuations in the future.

In addition to the above risks, the following risks were stated in the Disclosure Statement was filed by the Debtor, eCom eCom.com, Inc. and Joint Plan Proponent American Capital Holdings, Inc. dated August 25, 2006 (See Exhibit 99.5)

INDUSTRY CONDITION AND FINANCIAL CONDITION OF THE COMPANY.  The Company is essentially a start-up company. While the Company's Initial Board of Directors and Initial Officers have proven track records in connection with start-up entities and various types of business acquisitions, the Company is a new business. As such, there are various risks associated with the Company's business plan and operations.

INDEBTEDNESS. The degree to which the Company is leveraged could have important consequences, including the following: * the Company's ability to obtain additional financing in the future for working capital, capital expenditures, general corporate purposes or other purposes may be impaired or such financing may not be available on favorable terms

LIMITED NET OPERATING LOSS CARRY-FORWARDS. The Company currently has significant net operating loss tax carry-forwards. As a consequence of a successful consummation of the Plan, the Company may utilize net operating loss tax carry-forwards to offset any income generated in the future.

LIMITED FUNDS FOR PURSUIT OF BUSINESS OBJECTIVES FOLLOWING THE EFFECTIVE DATE. Initially, the Company's only source of financing will be the New Funding to be provided by ACH. After the Effective Date, ACH intends, for the foreseeable future, to advance to the Company such funds as are necessary for the Company to comply with its reporting requirements under any applicable federal and state securities laws, and to file all required federal, state and local tax returns. There can be no assurance that the Company will be able to raise acquisition financing if needed to complete a possible transaction or provide capital to an acquired business.

UNSPECIFIED INDUSTRY AND TARGET COMPANY; COMPETITION FOR BUSINESS COMBINATIONS.  The Company has not selected any particular industry in which to concentrate its efforts to effect a Restructuring Transaction.

OPPORTUNITY FOR SHAREHOLDER EVALUATION OR APPROVAL OF RESTRUCTURING TRANSACTIONS.   The shareholders of the Company will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available in connection with selecting a potential acquisition or merger target until after a Restructuring Transaction is consummated. As a result, shareholders of the Company will be almost entirely dependent on the judgment of management in connection with the selection of an acquisition or merger target and the terms of any Restructuring Transaction.

AUTHORIZATION OF ADDITIONAL SECURITIES.  The Company's board of directors has the power to issue any or all of such authorized but unissued shares without shareholder approval. Although the Company has no commitments as of the date hereof to issue any shares of new common stock (aside from the New Common Stock to be issued pursuant to the Plan), the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Restructuring Transaction. To the extent that additional shares of new common stock are issued, dilution to the interests of the Reorganized Debtor's shareholders will occur.

GREEN ENERGY GROUP, INC.

ITEM 1A.	RISKS - CONTINUED

POSSIBLE FUTURE CHANGE IN CONTROL AND MANAGEMENT.  Upon the successful completion of a Restructuring Transaction, new common stock in the Company may be issued, which when issued may comprise a majority of the then issued and outstanding shares of new common stock of the Company. In such event, there may be a change of control in the Company which would most likely result in the resignation or removal of the Company's present officers and/or directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired.

UNFORESEEABLE RISKS ASSOCIATED WITH RESTRUCTURING TRANSACTIONS.  The Company may be dependent upon existing or new management of an acquisition or merger target with which it may engage in a Restructuring Transaction, and may thus lack the control necessary to adjust the direction of the business in the event such operating management is unable to cope with business problems that may arise. Because the Company may participate in a Restructuring Transaction with newly-organized firms or with firms which are attempting to expand through new products, markets or methods of distribution, the Company may face additional special risks associated with development stage operations or operating management lacking in specific experience pertinent to the business involved. Regardless of the type of business with which the Company may become involved through a Restructuring Transaction, it will be subject to all of the risk factors, which are presently undeterminable, relating to such business and its industry.

POSSIBLE USE OF DEBT FINANCING; DEBT OF AN ACQUISITION OR MERGER COMPANY.  There currently are no limitations on the Company's ability to borrow or otherwise raise funds to increase the amount of capital available to effect a Restructuring Transaction. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings will depend on numerous considerations, including capital requirements, perceived ability to meet debt service on any such borrowings and the than prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability to borrow funds required to effect or facilitate a Restructuring Transaction or to provide funds for an additional infusion of capital into an acquisition or merger candidate and may have a material adverse effect on the Company's financial condition, future prospects and ability to complete a Restructuring Transaction. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an acquisition or merger candidate may have already incurred borrowings and, therefore, all the risks inherent thereto.

ITEM 2.	FINANCIAL INFORMATION

RESULTS OF OPERATIONS:

Revenue for the year ended May 31, 2012 and for the year ended May 31, 2011 was $0.

Total operating expenses for the year ended May 31, 2012 was $16,820 compared to $26,350 for the year ended May 31, 2011 were expenses incurred in preparing SEC filings and costs incurred for operations and stock transfer services.  The Company incurred audit expenses during the year ended May 31, 2012 as new PCAOB registered accountants were engaged.   The Company also incurred costs for stock transfer services during the prior two years ended May 31, 2012.

The Company incurred net losses for the year ended May 31, 2012 of $16,820 compared to $45,672 for the year ended May 31, 2011.  During the year ended May 31, 2011 goodwill was impaired resulting in a loss of $19,322

LIQUIDITY AND CAPITAL RESOURCES

As of and for the fiscal year ended	May 31, 2012	May 31, 2011
Net cash provided by operating activities	$(16,820)	$(19,700)
Net cash provided by investing activities	0	0
Net cash provided by financing activities	16,820	19,700
Net decrease in cash	0	0
Cash at end of year	0	0

ITEM 3.	PROPERTIES

The Company does not own any real property. As of May 31, 2012, the Company was located at 1150 S. US Highway 1,  Suite 302, Jupiter, Florida 33477 consisting of approximately 1,000 square feet of office space which was provided by a related party on a month to month basis.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of the date of this report, the Company has a total of 1,500,000,000 shares of Common Stock authorized at a par value of $.0001, and there are 304,051,001 shares of Common Stock outstanding. The following table sets forth information, as of such date, with respect to the beneficial ownership of Common Stock by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) the directors and officers.

Name and Address	Number of Shares Owned	% of Shares Outstanding
Barney A. Richmond, Director & President	1,153,846	0.4%
Jupiter, FL

Richard C. Turner, Director, Treasurer	10,112,979	3.3%
Palm Beach Gardens, FL

Estate of David J. Panaia (1)	15,687,459	5.2%
Palm Beach Gardens, FL

American Capital Holdings, Inc.	166,649,370	54.8%
Jupiter, FL

United States Financial Group, Inc.	37,687,779	12.4%
Jupiter, FL

All Directors & Executive Officers as a group	11,266,825	3.7%
(2 persons)

(1) David J. Panaia, an officer and director of the Company, passed away on March 20, 2005, was the beneficial owner of 400,000 shares held in the name of the Panaia Family Trust and 41,500 shares held in the name of Barbara Panaia, wife of David Panaia. On April 23, 2007 7,500,000 shares were issued to the estate of David J. Panaia.

ITEM 5.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals are our executive officers and the members of our board of directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected and qualified. Our by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The board of directors elects officers annually and their terms of office are at the discretion of the board.

Name	Age	Positions Held
Barney A. Richmond	60	Chairman / President / Secretary / Director
Richard C. Turner	52	Treasurer / Director

Barney A. Richmond has been President and a Director of the Company since March 2004. From 1985 to the present, Mr. Richmond has been an independent advisor and investor in assisting companies, as well as individuals, regarding public offerings, mergers, reverse mergers and a variety of corporate financing issues. Mr. Richmond has also been an investor in numerous reorganizations and business turnarounds, including many substantial bankruptcy reorganizations. Mr. Richmond has been a member of the Boards of Directors of the Richmond Company, Inc., Benny Richmond, Inc., 877 Management Corporation, King Technologies, Inc., King Radio Corporation, United States Financial Group, Inc., JSV Acquisition Corporation, Chase Capital, Inc., Berkshire International, Inc. and Dunhall Pharmaceuticals, Inc.

Richard C. Turner has been Treasurer and Director of the Company since June 2001. From September 1990, until May 2001, Mr. Turner was employed as an accountant by Glenn G. Schanel, CPA, where he was responsible for corporate and individual tax returns, business write-up services, and business consulting services, including computer and database management. Prior to 1990, Mr. Turner was Vice President of Finance at First American Bank, Lake Worth, Florida, where he was responsible for the bank's financial reporting, budgeting and cost accounting.  Mr. Turner graduated from Rutgers University with a B.S. in business economics and attended graduate school at New York University's, Stern School of Business.

Our Board of Directors has determined that we have at least one financial expert, Richard C. Turner, serving on our audit committee. Since Mr. Turner is an officer of the Company, as well as a director, he is not considered independent.

A Code of Ethics that applies to our chief executive and senior financial officers, as well as a Code of Business Conduct and Ethics that applies to all employees, have been drafted and presented to our Board of Directors for review. Both Codes will be considered for adoption by the Board of Directors at its next meeting.

ITEM 6.	EXECUTIVE COMPENSATION

No other executive officer currently receives compensation from the Company.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There have been no transactions, and there are no proposed transactions, between the Company and any of its Directors, executive officers or beneficial owners of five percent or more of the Company's Common Stock, or any member of their immediate families, as to which the Director, officer, beneficial owner, or family member had a material interest.

ITEM 8.	LEGAL PROCEEDINGS

None

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock:

As of June 29, 2012, due to non-compliance with the filing requirements of the Securities and Exchange Commission, our common stock has been currently delisted from trading on the OTCPK under the symbol "ECEC." with CUSIP 39304J-109.  The Company's registration with the Securities and Exchange Commission was revoked on August 31, 2012, see exhibit 99.18.  Following effectiveness of this Form 10-12G, the Company plans on keeping current with its filing requirements now that the Company has retained PCAOB registered accountants.

The following table sets forth, on a per share basis, the range of high and low bid information for the shares of our common stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ending	High	Low
5/2012	$.0080	$.0035
2/2012	$.0060	$.0030
11/2011	$.0065	$.0035
8/2011	$.0065	$.0040

Quarter Ending	High	Low
5/2011	$.0089	$.0026
2/2011	$.0075	$.0030
11/2010	$.0170	$.0050
8/2010	$.0030	$.0008

Quarter Ending	High	Low
5/2010	$.0019	$.0007
2/2010	$.0025	$.0004
11/2009	$.0020	$.0005
8/2009	$.0020	$.0010

If, for any reason, the Company does not meet the qualifications for listing on a major stock exchange, the Company's securities may be traded in the over-the- counter ("OTC") market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

Registrant's authorized stock consists of 1,520,000,000 shares of Common and Preferred Stock, par value $0.0001 per share, of which 1,500,000,000 is Common Stock, par value $0.0001 per share, and 20,000,000 is Preferred Stock par value $0.0001 per share. As of November 21, 2012 the issuer had 304,051,001 shares of common stock, $.0001 Par Value, outstanding, 0 shares of preferred stock, $.0001 Par Value, outstanding.

Security Holders: The Company has approximately 5,000 shareholders. The Company does not have any shares subject to options, or any other securities convertible into shares of the Company's common stock.  The preferred shares will have voting rights and conversion rights that will be determined by the Board of Directors.

Dividends: There have been no cash dividends declared or paid since the inception of the Company, and no dividends are contemplated to be paid in the foreseeable future.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 11.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Authorized Stock.
Registrant's authorized stock consists of 1,520,000,000 shares of Common and Preferred Stock, par value $0.0001 per share, of which 1,500,000,000 is Common Stock, par value $0.0001 per share, and 20,000,000 is Preferred Stock par value $0.0001 per share. As of November 21, 2012 the issuer had 304,051,000 shares of common stock, $.0001 Par Value, outstanding, 0 shares of preferred stock, $.0001 Par Value, outstanding.  Total Shares, Common and Preferred, issued and outstanding as of November 21, 2012 is 304,051,000.

Rights of Common Stock.

The holders of the Company's Common Stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non- cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding.

This registration statement relates to the common stock, par value $0.0001 per share (the "Common Stock"), of GREEN ENERGY GROUP, INC. (the "Registrant").

Preferred Stock:
The Registrant has the authority to issue 20,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. As of the date of this registration statement, the Registrant has zero (0) Preferred Stock issued and outstanding. An issuance of preferred stock in the future may have the effect of delaying or preventing a change in control without further action by Registrant's stockholders and may adversely affect the voting, dividend and other rights of the holders of Registrant's Common Stock. In addition, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of Registrant's Common Stock, including the loss of voting control to others. The Registrant does not presently contemplate that there will be any future issuances of Preferred Stock.

Preferred Stock - Voting Rights:
The preferred shares will have voting rights that will be determined by the Board of Directors.

Preferred Stock - Conversion Rights:
The preferred shares will have conversion rights that will be determined by the Board of Directors.

Certain Florida Legislation. Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority or a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of outstanding voting shares of that corporation (or their affiliates). Florida law and the Company's Articles of Incorporation and Bylaws also authorize the Company to indemnify its directors, officers, employees and agents. In addition, Florida law presently limits the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper person benefit, certain unlawful distributions or certain reckless, wanton or willful acts or misconduct.

Transfer Agent. The Company's Transfer Agent is United States Financial Group, Inc., 1150 S. US Highway 1, Suite 301, Jupiter, Florida 33477.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's bylaws provide for indemnification of its officers, directors and agents against legal expenses, judgments, fines, settlements and other amounts reasonably incurred by such persons after having been made or threatened to be made a party to legal action. Payment of such amounts may also be made in advance if expenses are likely to be incurred by officers, directors or agents in defense of any such action. The extent, amount and eligibility for the indemnification provided will be determined by the Board of Directors. These indemnifications will be made by a majority vote of a quorum of directors, including any director who is a party to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum of shareholders including any shareholder who is a party to such action, suit or proceeding.

The Company is further authorized by the bylaws to purchase insurance for indemnification of any person as provided by the bylaws and to the extent provided by Florida law. The Company at this time has no insurance coverage for officers and directors and has not expended any funds to obtain such insurance policies to insure or indemnify directors or officers against any liabilities that may occur. Management reserves the right to obtain such insurance.

Florida Statutes Section 607.0850 authorizes indemnification of officers, directors, employees and agents in instances constituting: (1) certain violations of criminal law which the person did not know were illegal, or (2) actions taken in good faith by persons which were intended to be in the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Air Media Now pursuant to the foregoing provisions or otherwise, the Company have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by of expenses incurred or paid by a director, officer or controlling person of Air Media Now in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Air Media Now is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The page numbers for the financial statement categories are as follows:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PYBUS & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	319 CLEMATIS ST., SUITE 810 WEST PALM BEACH, FLORIDA 33401 PHONE: 561.282.1870 FAX: 561.282.1871 WWW.PYBUSCPA.COM

To the Board of Directors and Stockholders of

Green Energy Group, Inc.  (f/k/a eCom eCom.com, Inc.)

We have audited the accompanying balance sheets of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) as of May 31, 2012 and 2011, and the related statements of operations, and cash flows for the years ended May 31, 2012 and 2011 and its statement of changes in stockholders' deficit for the period June 1, 2009 through May 31, 2012.  Green Energy Group, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Energy Group, Inc. as of May 31, 2012 and 2011, and the results of its operations and cash flows for the years ended May 31, 2012 and 2011 and its statement of changes in stockholders' deficit for the period June 1, 2009 through May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note G the Company has incurred significant losses.  The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations.  These factors raise substantial doubt as to the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Pybus & Company, P.A.

Pybus & Company, P.A.

Certified Public Accountants

West Palm Beach, Florida

August 13, 2012

GREEN ENERGY GROUP, INC.

BALANCE SHEETS

	May 31, 2012	May 31, 2011
Assets
Current Assets
Cash	$0	$0

Total current assets	0	0

Goodwill (net)	0	0

Total assets	$0	$0

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$7,650	$7,650
Stockholder loans	43,538	26,718

Total current liabilities	51,188	34,368

Total liabilities	51,188	34,368

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $.0001 par value; 20,000,000 shares authorized; 0 and 0 shares issued and outstanding, respectively	0	0
Common stock, $.0001 par value; 1,500,000,000 shares authorized; 304,051,001 and 304,051,001 shares issued and outstanding, respectively	30,405	30,405
Paid-in-capital	103,224	103,224
Par value in excess of reorganization value	(27,025)	(27,025)
Accumulated deficit	(157,792)	(140,972)

Total stockholders' equity (deficit)	(51,188)	(34,368)

Total liabilities and stockholders' equity	$0	$0

The accompanying notes are an integral part of these financial statements.

GREEN ENERGY GROUP, INC.

STATEMENTS OF OPERATIONS

	Year Ended May 31,
	2012	2011
Net Sales	$0	$0
Cost of Sales	0	0

Gross Profit	0	0

Operating expenses:
General & Administrative	16,820	26,350

Total operating expenses	16,820	26,350

Loss from operations	(16,820)	(26,350)

Other Income (Expense)
Loss on impairment	0	(19,322)

Other Income (Expense)	0	(19,322)

Net loss	$(16,820)	$(45,672)

Basic and Diluted
Net loss per common share	$(.000)	$(.000)

Weighted-average shares outstanding:	304,051,001	304,051,001

The accompanying notes are an integral part of these financial statements.

GREEN ENERGY GROUP, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Paid-in-Capital	Par Value in Excess of Reorganization Value	Accumulated Deficit	Total Stockholders' Equity/(Deficit)
	Number of Shares	at Par Value $.0001
Balance May 31, 2009	304,051,001	$30,405	$103,224	$(27,025)	$(94,842)	$11,762
Net loss year ended May 31, 2010	0	0	0	0	(458)	(458)

Balance May 31, 2010	304,051,001	30,405	103,224	(27,025)	(95,300)	11,304
Net loss year ended May 31, 2011	0	0	0	0	(45,672)	(45,672)

Balance May 31, 2011	304,051,001	30,405	103,224	(27,025)	(140,972)	(34,368)
Net loss year ended May31, 2012	0	0	0	0	(16,820)	(16,820)

Balance May 31, 2012	304,051,001	$30,405	$103,224	$(27,025)	$(157,792)	$(51,188)

The accompanying notes are an integral part of these financial statements.

GREEN ENERGY GROUP, INC.

STATEMENTS OF CASH FLOWS

	Twelve Months Ended May 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(16,820)	$(45,672)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on impairment of goodwill	0	19,322
Changes in operating assets and liabilities
Increase (decrease) to accounts payable and accrued expenses	0	6,650

Net cash used in operating activities	(16,820)	(19,700)

Cash Flows From Investing Activities
Purchase of property and equipment	0	0

Net cash used in investing activities	0	0

Cash Flows From Financing Activities
Stockholder loan	16,820	19,700

Net cash provided by financing activities	16,820	19,700

Net increase (decrease) in cash	0	0

Cash at beginning of period	0	0

Cash at end of period	$0	$0

Supplemental Disclosure of Cash Flow Information:
Interest paid	$0	$0

Income taxes paid	$0	$0

The accompanying notes are an integral part of these financial statements.

GREEN ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

Note A. Description of Business

The Company was incorporated in the State of Florida on June 14, 1994. On February 25, 2011 the company acquired the name Green Energy Group, Inc., on February 28, 2011 the company changed its name to Green Energy Group, Inc. On June 1, 2011 the Company moved its main office to 1150 S. US Highway 1, Suite 302, Jupiter, FL 33477-7236, and the telephone number changed to (561) 249-1354. Green Energy Group, Inc. "GEG" is referred to as "the Company", or "eCom" for events occurring before May 2011.

During the fiscal year ended May 31, 2005 eCom focused on separating all ten of its current business segments, USA SportsNet, Inc., USA Performance Products, Inc., eSecureSoft Corp., USAS Digital, Inc., Pro Card Corporation, AAB National Company, A Classified Ad, Inc., Swap and Shop.net Corp., A Super Deal.com, Inc. and MyZipSoft, Inc.

This plan was undertaken for the purposes of allowing the management and employees the opportunity to operate each segment independently. Also, to have the ability for each segment, to raise its own funding for growth and expansion. On June 4, 2004 the Company spun-off each of the above listed companies into separate public companies.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of eCom's ten (10) operating subsidiary companies, pursuant to SEC Staff Legal Bulletin No. 4. On December 18, 2003, USA SportsNet, Inc. entered into an Asset Acquisition Agreement with American Capital Holdings, Inc., ("ACHI") The Date of Record for the first spin-off, USA SportsNet, Inc. (later renamed American Capital Holdings, Inc., Cusip No. 02503V 10 9/SEC CIK No. 0001288010) was January 5, 2004. The Date of Record for the second spin-off, MyZipSoft, Inc. (Standard & Poor's Cusip No. 628703 10 0/SEC CIK No. 0001290785) was February 23, 2004, and the shares of MyZipSoft were distributed to its shareholders on June 2, 2005.

On March 2, 2004, the Board of Directors of eCom approved the spin off of the remaining eight (8) spin off companies in which the Board of Directors voted to issue to their shareholders one (1) share of the company for every one hundred (100) shares of eCom owned with a record date of May 27, 2005, pursuant to the advice of SEC Staff Legal Bulletin No. 4.

On November 29, 2004 an involuntary petition was filed against eCom in the United States Southern District Bankruptcy Court  under Title 11, Chapter 11 of the United States Bankruptcy Code by petitioning creditors, American Capital Holdings, Inc., Richard Turner, Barney A. Richmond, and ACHI, Inc. The Bankruptcy proceedings were initiated in an effort to implement a viable plan for reimbursement of costs incurred by American Capital Holdings, Inc., the petitioning creditors, and all other creditors/vendors who had not been paid. Most importantly, the proceedings enabled Mr. Richmond to initiate reorganization plans in an effort to restore the shareholder value lost by approximately 5,000 shareholders. A copy of the June 2, 2005 Chapter 11, Title 11 Amended Involuntary Petition of eCom is posted on eCom's website, www.ecec.us.

On March 31, 2008 Joint Plan Proponent American Capital Holdings, Inc. and Debtor, eCom eCom.com, Inc. ("Proponents") received a March 28, 2008 United States Southern District of Florida Bankruptcy Court Order Granting Debtor-In- Possession's Motion For Final Decree Closing Case (C.P. #361) and Final Decree,  issued by the Honorable Paul G. Hyman, Jr. which closed eCom's successful Plan of Reorganization.

As a result of the emergence of eCom eCom.com, Inc. (Prior eCom) from operating under Chapter 11 of the United States Bankruptcy Code on March 28, 2008 (the Effective Date), the Company is the successor registrant to Prior eCom pursuant to Rule 12g-3 under the Securities Exchange Act of 1934.

Note B. Summary of Significant Accounting Policies

BASIS OF PRESENTATION, USE OF ESTIMATES

The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B. Summary of Significant Accounting Policies - (continued)

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured. The company had no revenue for the years ended May 31, 2012 and 2011.

CASH

Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

GOODWILL

The Company recorded goodwill as a result of applying fresh start accounting on the date the Company emerged from Bankruptcy. See Note C. We review the carrying amount of goodwill for impairment on an annual basis. Additionally, we perform an impairment assessment of goodwill whenever events or changes in circumstances indicate that the carrying value of goodwill and other intangible assets may not be recoverable. During the year ended May 31, 2011 if was determined that the carrying value of goodwill should be reduced as there were no cash flows to support the valuation.

STOCK-BASED COMPENSATION

The accounting for common stock issued for services is based on the grant date fair value equal the trading price of Company's common stock on the date of grant.  Expense is recognized during the period in which the services are provided.  The Company has not issued any stock options and no share issuance are subject to vesting requirements.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A Valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

The Company adopted the new accounting for uncertainty in income taxes guidance on June 1, 2009. The adoption of that guidance did not result in the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at May 31, 2012. The Company's U.S. Federal and state income tax returns prior to fiscal year May 31, 2007 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company recognizes interest and penalties associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed using the weighted average number of common shares outstanding during each period presented. Diluted net loss per common share is computed by using the weighted average number of common shares and potential common shares outstanding during the period.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2009, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162 ("FASB SFAS 168").  SFAS 168 establishes the FASB Accounting Standards Codification TM ("Codification") as the source of authoritative U.S. GAAP for nongovernmental entities. The Codification does not change U.S. GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise U.S. GAAP and reorganizes them into approximately 90 accounting Topics, and displays all Topics using a consistent structure. Contents in each Topic are further organized first by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with "FASB ASC," where ASC stands forAccounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates ("ASU").

RECENTLY ISSUED ACCOUNTING STANDARDS - (CONTINUED)

In conjunction with the issuance of FASB SFAS 168, the FASB also issued ASU No. 2009-1, Topic 105-Generally Accepted Accounting Principles ("FASB ASU 2009-1"), which includes FASB SFAS 168 in its entirety as a transition to the ASC. FASB ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and had no impact on the Company's financial position or results of operations but changed the referencing system for accounting standards.

Certain of the following pronouncements were issued prior to the issuance of the ASC and adoption of the ASUs. For such pronouncements, citations to the applicable Codification by Topic, Subtopic and Section are provided where applicable in addition to the original standard type and number.

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, "improving Disclosures about Fair Value Measurements," which clarifies certain existing requirements in ASC 820 "Fair Value Measurements and Disclosures," and required disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period beginning after December 15, 2009. The Company is currently assessing the impact on its consolidated results of operations and financial conditions.

In June 2009, the FASB issued additional guidance under ASC 860 "Accounting for Transfer of financial Assets and Extinguishment of Liabilities" which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial asset; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor's beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this ASC 860 is not expected to have a material impact on the Company's financial statements and disclosures.

In February 2010, the FASB issued FASB ASU 2010-09, "Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements," which clarifies certain existing evaluation and disclosure requirements in ASC 855 "Subsequent Events" related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effective immediately. The new guidance does not have an effect on the Company's consolidated results of operations and financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C. Involuntary Reorganization under Chapter 11

The Plan of Reorganization became effective and the Company emerged from Chapter 11 reorganization proceedings on March 28, 2008 (the "Reorganization Effective Date").  On the Reorganization Effective Date, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accounts Statement of Position 90-7: Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7").

All conditions required for the adoption of fresh-start reporting were met upon emergence from the reorganization Proceedings on the Reorganization Effective Date.  As a result, the fair value of the Prior eCom assets became the new basis for the Company's statement of financial position as of the Fresh-Start Adoption Date, and all operations beginning on or after March 28, 2008 are related to the Successor Company.

As a result of the application of fresh-start reporting in accordance, the financial statements prior to and including March 28, 2008 represent the operations of the Prior eCom and are not comparable with the financial statements for periods on or after March 28, 2008. References to "New eCom" refer to the Company on or after March 28, 2008, after giving effect to the application of fresh-start reporting. References to the "Prior eCom" refer to the Company prior to and including March 28, 2008.

Note D. Goodwill

In accordance with SOP 90-7, any portion of the reorganization value that cannot be attributed to specific tangible or identifiable assets of the emerging entity should be reported as goodwill in accordance with paragraph 6 of FASB Statement No. 142 Goodwill and Other Intangible Assets.  The Company recorded goodwill of $19,322 as a result of applying fresh-stat accounting on March 28, 2008.   Goodwill was determined as follows:

Identifiable Assets of New eCom on March 28, 2008
Cash	$1
Liabilities of New eCom on March 28, 2008 (Date of Bankruptcy Effectiveness):	(19,323)
Excess Reorganization Value	$19,322

During the year ended May 31, 2011 if was determined that the carrying value of goodwill should be reduced as there were no cash flows to support the valuation.

Carrying Value of Goodwill March 28, 2008	$19,322
Impairment loss recorded on May 31, 2011	(19,322)
Implied fair value of goodwill as of May 31, 2012 and 2011	$0

Note E. Income Taxes

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had cumulative net operating loss carry-forwards for income tax purposes at May 31, 2012 of approximately $7,400,000, expiring through May 31, 2029. The Company has established a 100% valuation allowance against this deferred tax asset, as the Company has no history of profitable operations.

Note F. Related Party Transactions

The Company has received cash advances from Richard Turner, CFO of the Company, in varying amounts and at various times subsequent to September 1, 2001. These related party loans were non-collateralized and due on demand. The interest portion of these notes has stopped accruing interest after the company was adjudicated bankrupt. The balance owed Mr. Turner of $140,233 was discharged by the bankruptcy court for the issuance of 5,393,579 shares of common stock at the agreed upon price of $.026 per share. The balance owed to Mr. Turner as of May 31, 2012 is $6,276.  The balance owed to Mr. Richmond, CEO of the Company as of May 31, 2012 is $2,074.

The Company is allocated certain expenses such as rent, travel and administrative that are paid on behalf of the Company by American Capital Holdings, Inc. and United States Financial Group, Inc., companies that are related to the Company by mutual stockholders and Directors. The total expenses allocated to the Company is $16,000 for the year ended May 31, 2012 and $18,600 for the year ended May 31, 2011.

Note G. Going Concern

As reflected in the accompanying financial statements, the Company had a net  loss for the year ended May 31, 2012 of $16,820. The total accumulated deficit as of May 31, 2012 was $157,792. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and raise capital. The financial statements do not included any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note H. Subsequent Events

On June 29, 2012 the Securities and Exchange Commission filed an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934. The Administrative Proceeding File No 3-14932 listed the Company as being delinquent in its periodic filings.  A hearing was held on August 7, 2012.  The Company was told to file a brief in order to reach a settlement with the Securities and Exchange Commission over their enforcement action.

The page numbers for the financial statement categories are as follows:

Green Energy Group, Inc.

Condensed Balance Sheets

	August 31, 2012	May 31, 2012
Assets	(unaudited)
Current Assets
Cash	$0	$0

Total current assets	0	0

Goodwill (net)	0	0

Total assets	$0	$0

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$0	$7,650
Stockholder loans	52,352	43,538

Total current liabilities	52,352	51,188

Total liabilities	52,352	51,188

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $.0001 par value; 20,000,000 shares authorized; 0 and 0 shares issued and outstanding, respectively	0	0
Common stock, $.0001 par value; 1,500,000,000 shares authorized; 304,051,001 and 304,051,001 shares issued and outstanding, respectively	30,405	30,405
Paid-in-capital	103,224	103,224
Par value in excess of reorganization value	(27,025)	(27,025)
Accumulated deficit	(158,956)	(157,792)

Total stockholders' equity (deficit)	(52,352)	(51,188)
)
Total liabilities and stockholders' equity	$0	$0

See accompanying notes to unaudited condensed financial statements.

Green Energy Group, Inc.

Condensed Statements of Operations

(unaudited)

	Three Months Ended August 31, 2012	Three Months Ended August 31, 2011
Net Sales	$0	$0
Cost of Sales	0	0

Gross profit	0	0

Operating expenses:
General & administrative	1,164	3,500

Total operating expenses	1,164	3,500

Loss from operations	(1,164)	(3,500)

Net Loss	$(1,164)	$(3,500)

Basic and Diluted
Net loss per common share	$(.000)	$(.000)

Weighted-average shares outstanding:	304,051,001	304,051,001

See accompanying notes to unaudited condensed financial statements.

Green Energy Group, Inc.

Condensed Statement of Changes in Stockholders' Deficit

 (unaudited)

	Common Stock		Paid-in-Capital	Par Value in Excess of Reorganization Value	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Number of Shares	at Par Value $.0001
Balance May 31, 2008	273,049,733	$27,305	$13,320	$(27,025)	$(1,289)	$12,311
Issuance of common stock for services	31,001,268	3,100	89,904	0	0	93,004
Net loss year ended May 31, 2009	0	0	0	0	(93,553)	(93,553)

Balance May 31, 2009	304,051,001	30,405	103,224	(27,025)	(94,842)	11,762
Net loss year ended May 31, 2010	0	0	0	0	(458)	(458)

Balance May 31, 2010	304,051,001	30,405	103,224	(27,025)	(95,300)	11,304
Net loss year ended May 31, 2011	0	0	0	0	(45,672)	(45,672)

Balance May 31, 2011	304,051,001	30,405	103,224	(27,025)	(140,972)	(34,368)
Net loss year ended May 31, 2012	0	0	0	0	(16,820)	(16,820)

Balance May 31, 2012	304,051,001	30,405	103,224	(27,025)	(157,792)	(51,188)
Net loss three months ended August 31, 2012	0	0	0	0	(1,164)	(1,164)

Balance August 31, 2012	304,051,001	$30,405	$103,224	$(27,025)	$(158,956)	$(52,352)

See accompanying notes to unaudited condensed financial statements.

Green Energy Group, Inc.

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended August 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,164)	$(3,500)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on impairment of goodwill	0	0
Changes in operating assets and liabilities
Increase (decrease) to accounts payable and accrued expenses	(7,650)	3,500

Net cash used in operating activities	(8,814)	0

Cash Flows From Investing Activities
Purchase of property and equipment	0	0

Net cash used in investing activities	0	0

Cash Flows From Financing Activities
Stockholder loan	8,814	0

Net cash provided by financing activities	8,814	0

Net increase in cash	0	0

Cash at beginning of period	0	0

Cash at end of period	$0	$0

Supplemental Disclosure of Cash Flow Information:
Interest paid	$0	$0

Income taxes paid	$0	$0

See accompanying notes to unaudited condensed financial statements.

Green Energy Group, Inc.

Notes to Condensed Financial Statements

(unaudited)

Note A. Description of Business

The Company was incorporated in the State of Florida on June 14, 1994. On February 25, 2011 the company acquired the name Green Energy Group, Inc., on February 28, 2011 the company changed its name to Green Energy Group, Inc. On June 1, 2011 the Company moved its main office to 1150 S. US Highway 1, Suite 302, Jupiter, FL 33477-7236, and the telephone number changed to (561) 249-1354. Green Energy Group, Inc. "GEG" is referred to as "the Company", or "eCom" for events occurring before May 2011.

During the fiscal year ended May 31, 2005 eCom focused on separating all ten of its current business segments, USA SportsNet, Inc., USA Performance Products, Inc., eSecureSoft Corp., USAS Digital, Inc., Pro Card Corporation, AAB National Company, A Classified Ad, Inc., Swap and Shop.net Corp., A Super Deal.com, Inc. and MyZipSoft, Inc.

This plan was undertaken for the purposes of allowing the management and employees the opportunity to operate each segment independently. Also, to have the ability for each segment, to raise its own funding for growth and expansion. On June 4, 2004 the Company spun-off each of the above listed companies into separate public companies.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of eCom's ten (10) operating subsidiary companies, pursuant to SEC Staff Legal Bulletin No. 4. On December 18, 2003, USA SportsNet, Inc. entered into an Asset Acquisition Agreement with American Capital Holdings, Inc., ("ACHI") The Date of Record for the first spin-off, USA SportsNet, Inc. (later renamed American Capital Holdings, Inc., Cusip No. 02503V 10 9/SEC CIK No. 0001288010) was January 5, 2004. The Date of Record for the second spin-off, MyZipSoft, Inc. (Standard & Poor's Cusip No. 628703 10 0/SEC CIK No. 0001290785) was February 23, 2004, and the shares of MyZipSoft were distributed to its shareholders on June 2, 2005.

On March 2, 2004, the Board of Directors of eCom approved the spin off of the remaining eight (8) spin off companies in which the Board of Directors voted to issue to their shareholders one (1) share of the company for every one hundred (100) shares of eCom owned with a record date of May 27, 2005, pursuant to the advice of SEC Staff Legal Bulletin No. 4.

On November 29, 2004 an involuntary petition was filed against eCom in the United States Southern District Bankruptcy Court  under Title 11, Chapter 11 of the United States Bankruptcy Code by petitioning creditors, American Capital Holdings, Inc., Richard Turner, Barney A. Richmond, and ACHI, Inc. The Bankruptcy proceedings were initiated in an effort to implement a viable plan for reimbursement of costs incurred by American Capital Holdings, Inc., the petitioning creditors, and all other creditors/vendors who had not been paid. Most importantly, the proceedings enabled Mr. Richmond to initiate reorganization plans in an effort to restore the shareholder value lost by approximately 5,000 shareholders. A copy of the June 2, 2005 Chapter 11, Title 11 Amended Involuntary Petition of eCom is posted on eCom's website, www.ecec.us.

On March 31, 2008 Joint Plan Proponent American Capital Holdings, Inc. and Debtor, eCom eCom.com, Inc. ("Proponents") received a March 28, 2008 United States Southern District of Florida Bankruptcy Court Order Granting Debtor-In- Possession's Motion For Final Decree Closing Case (C.P. #361) and Final Decree,  issued by the Honorable Paul G. Hyman, Jr. which closed eCom's successful Plan of Reorganization.

As a result of the emergence of eCom eCom.com, Inc. (Prior eCom) from operating under Chapter 11 of the United States Bankruptcy Code on March 28, 2008 (the Effective Date), the Company is the successor registrant to Prior eCom pursuant to Rule 12g-3 under the Securities Exchange Act of 1934.

Note B. Summary of Significant Accounting Policies

BASIS OF PRESENTATION, USE OF ESTIMATES

The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  These financial statements are condensed and may not include all the disclosures ordinarily included in audited financial statements.

Note B. Summary of Significant Accounting Policies - (continued)

REVENUE RECOGNITION

Revenue from the sale of products is recognized at the time the products are shipped.

CASH

Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

GOODWILL

The Company recorded goodwill as a result of applying fresh start accounting on the date the Company emerged from Bankruptcy. See Note C. We review the carrying amount of goodwill for impairment on an annual basis. Additionally, we perform an impairment assessment of goodwill whenever events or changes in circumstances indicate that the carrying value of goodwill and other intangible assets may not be recoverable. During the year ended May 31, 2011 if was determined that the carrying value of goodwill should be reduced as there were no cash flows to support the valuation.

STOCK-BASED COMPENSATION

The accounting for common stock issued for services is based on the grant date fair value equal the trading price of Company's common stock on the date of grant.  Expense is recognized during the period in which the services are provided.  The Company has not issued any stock options and no share issuance are subject to vesting requirements.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A Valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

The Company adopted the new accounting for uncertainty in income taxes guidance on June 1, 2009. The adoption of that guidance did not result in the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at May 31, 2012. The Company's U.S. Federal and state income tax returns prior to fiscal year May 31, 2007 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company recognizes interest and penalties associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed using the weighted average number of common shares outstanding during each period presented. Diluted net loss per common share is computed by using the weighted average number of common shares and potential common shares outstanding during the period.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2009, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 ("FASB SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification TM ("Codification") as the source of authoritative U.S. GAAP for nongovernmental entities. The Codification does not change U.S. GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise U.S. GAAP and reorganizes them into approximately 90 accounting Topics, and displays all Topics using a consistent structure. Contents in each Topic are further organized first by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with "FASB ASC," where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates ("ASU").

RECENTLY ISSUED ACCOUNTING STANDARDS - (continued)

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, "Improving Disclosures about Fair Value Measurements," which clarifies certain existing requirements in ASC 820 "Fair Value Measurements and Disclosures," and required disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period beginning after December 15, 2009. The Company is currently assessing the impact on its consolidated results of operations and financial conditions.

In February 2010, the FASB issued FASB ASU 2010-09, "Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements," which clarifies certain existing evaluation and disclosure requirements in ASC 855 "Subsequent Events" related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effective immediately. The new guidance does not have an effect on the Company's consolidated results of operations and financial condition.

In May 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2011-04 ("ASU 2011-04"), "Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." ASU 2011-04 improves comparability of fair value measurements presented and disclosed in financial statements prepared with U.S. generally accepted accounting principles and International Financial Reporting Standards. ASU 2011-04 clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use and valuation premise concepts, (2) measuring the fair value of an instrument classified in a reporting entity's shareholders' equity, and (3) quantitative information required for fair value measurements categorized within Level 3. ASU 2011-04 also provides guidance on measuring the fair value of financial instruments managed within a portfolio and application of premiums and discounts in a fair value measurement. In addition, ASU 2011-04 requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this guidance are to be applied prospectively, and are effective for interim and annual periods beginning after December 15, 2011. The Corporation adopted this standard on March 1, 2012. The adoption of this standard did not have a material effect on the Corporation's financial statements.

In July 2012, the FASB issued ASU No. 2012-02 ("ASU 2012-02"), "Testing Indefinite-Lived Intangible Assets for Impairment." ASU 2012-02 gives entities an option to first assess qualitative factors to determine whether the existence of events and circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired. If based on its qualitative assessment an entity concludes that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, quantitative impairment testing is required. However, if an entity concludes otherwise, quantitative impairment testing is not required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Corporation does not expect that the adoption of this standard will have a material effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C. Involuntary Reorganization under Chapter 11

The Plan of Reorganization became effective and the Company emerged from Chapter 11 reorganization proceedings on March 28, 2008 (the "Reorganization Effective Date").  On the Reorganization Effective Date, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accounts Statement of Position 90-7: Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7").

All conditions required for the adoption of fresh-start reporting were met upon emergence from the reorganization Proceedings on the Reorganization Effective Date.  As a result, the fair value of the Prior eCom assets became the new basis for the Company's statement of financial position as of the Fresh-Start Adoption Date, and all operations beginning on or after March 28, 2008 are related to the Successor Company.

As a result of the application of fresh-start reporting in accordance, the financial statements prior to and including March 28, 2008 represent the operations of the Prior eCom and are not comparable with the financial statements for periods on or after March 28, 2008. References to "New eCom" refer to the Company on or after March 28, 2008, after giving effect to the application of fresh-start reporting. References to the "Prior eCom" refer to the Company prior to and including March 28, 2008.

Note D. Goodwill

In accordance with SOP 90-7, any portion of the reorganization value that cannot be attributed to specific tangible or identifiable assets of the emerging entity should be reported as goodwill in accordance with paragraph 6 of FASB Statement No. 142 Goodwill and Other Intangible Assets.  The Company recorded goodwill of $19,322 as a result of applying fresh-stat accounting on March 28, 2008.   Goodwill was determined as follows:

Identifiable Assets of New eCom on March 28, 2008
Cash	$1
Liabilities of New eCom on March 28, 2008 (Date of Bankruptcy Effectiveness):	(19,323)
Excess Reorganization Value	$19,322

During the year ended May 31, 2011 if was determined that the carrying value of goodwill should be reduced as there were no cash flows to support the valuation.

Carrying Value of Goodwill March 28, 2008	$19,322
Impairment loss recorded on May 31, 2011	(19,322)
Implied fair value of goodwill as of August 31, 2012	$0

Note E. Income Taxes

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had cumulative net operating loss carry-forwards for income tax purposes at August 31, 2012 of approximately $7,400,000, expiring through May 31, 2029. The Company has established a 100% valuation allowance against this deferred tax asset, as the Company has no history of profitable operations.

Note F. Related Party Transactions

The Company has received cash advances from Richard Turner, CFO of the Company, in varying amounts and at various times subsequent to September 1, 2001. These related party loans were non-collateralized and due on demand. The interest portion of these notes has stopped accruing interest after the company was adjudicated bankrupt. The balance owed Mr. Turner of $140,233 was discharged by the bankruptcy court for the issuance of 5,393,579 shares of common stock at the agreed upon price of $.026 per share. The balance owed to Mr. Turner as of August 31, 2012 is $15,090.  The balance owed to Barney A. Richmond as of August 31, 2012 is $2,074.

The Company is allocated certain expenses such as rent, travel and administrative that are paid on behalf of the Company by American Capital Holdings, Inc., and United States Financial Group, Inc., companies that are related to the Company by mutual stockholders and Directors. The total expenses allocated to the Company in the three months ended August 31, 2012 and 2011 is $0 and $3,500, respectively.  The balance owed to American Capital Holdings, Inc. as of August 31, 2012 is $32,600.  The balance owed to United States Financial Group as of August 31, 2012 is $2,588.

Note G. Going Concern

As reflected in the accompanying unaudited condensed financial statements, the Company had a net  loss for the three months ended August 31, 2012 of $1,164. The total accumulated deficit as of August 31, 2012 was $158,956. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and raise capital. The financial statements do not included any adjustments that might be necessary if the Company is unable to continue as a going concern.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the last two fiscal years, the Company has not had any disagreements with its accountants.

On August 5, 2010 the company entered into a audit engagement with a PCAOB registered accounting firm known as D. Brooks and Associates CPA's, P.A.

On October 6, 2010, the Company was notified by D. Brooks and Associates CPA's, P.A. ("Brooks") of their resignation as the Company's independent registered public accounting firm.  On October 6, 2010 the Company's Board of Directors approved the resignation of Brooks. On November 9, 2011 Alan R. Swift, CPA, P.A. ("Swift") was appointed to serve as the Company's independent registered public accounting firm by the Company's audit committee. The Company did not sign an engagement letter with Swift.

On December 12, 2011, the audit committee of the Company's Board of Directors authorized the appointment of the firm Pybus & Company, P.A. ("Pybus") to serve as the Registrant's independent registered public accounting firm for the fiscal years ending May 31, 2011 and 2012.

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

ITEM NO.	DESCRIPTION OF EXHIBIT
3.1	Articles of Incorporation of the Company filed March 1, 2004 (incorporated by reference to the Company's Form 10SB) (1)
3.2	Bylaws of the Company (incorporated by reference to the Company's Form 10SB) (1)
3.3	Articles of Amendment to Articles of Incorporation. Changing name of Corporation to Green Energy Group, Inc. dated February 28, 2011. (2)
31.1	Certification required under Section 302 of the Sarbanes-Oxley Act of 2002 by the CEO
31.2	Certification required under Section 302 of the Sarbanes-Oxley Act of 2002 by the CFO
32	Section 1350 Certification
99.1	July 18, 2005 letter from the Securities and Exchange Commission asking A Super Deal.com to provide legal analysis for their "spin-off" share issuance. (3)
99.2	August 15, 2005 legal analysis from Barney A. Richmond Filed in response to the SEC July 18, 2005 letter. (3)
99.3	Transcript of March 20, 2006 Confirmation Hearing of debtor eCom eCom.com, Inc. (3)
99.4	Order dated March 21, 2006 approving employment of Debtor's Auditors to November 29, 2004. (3)
99.5	Disclosure Statement was filed by the Debtor, eCom eCom.com, Inc. and Joint Plan Proponent American Capital Holdings, Inc. dated August 25, 2006. (3)
99.6	Order dated December 28, 2006 approving Disclosure Statement, setting a hearing date on plan confirmation and setting hearings on fee applications. (3)
99.7	First Amended Joint Plan of Reorganization filed on January 3, 2007 by American Capital Holdings and eCom. (3)
99.8	Transcript of March 12, 2007 Confirmation Hearing of debtor eCom eCom.com, Inc. (3)
99.9	Order dated March 23, 2007 confirming the First Amended Joint Plan of Reorganization of Debtor and American Capital Holdings Inc. (3)
99.10	PCAOB Release No. 104-2005-117, dated October 27, 2005. (3)
99.11	Correspondence from American Capital Holdings, Inc. addressed to Mr. Mark W. Olsen, Chairman and Ms. Angela Desmond, Chief of Staff of the PCAOB. (3)
99.12	Letter dated February 15, 2008 from Claudius Modesti, the PCAOB's Director of Enforcement and Investigations. (3)
99.13	Letter dated February 15, 2008 by Jay Gordon Seymour, General Counsel for the PCAOB to Mr. Barney A. Richmond (3)
99.14	March 28, 2008 Order For Final Decree of the eCom bankruptcy case (including the above describe subsidiaries). (3)
99.15	PCAOB Release No. 105-2008-001 dated April 22, 2008 (3)
99.16	Letter from ACH and the spin-off companies to Thomas B. Andres, CPA, Wieseneck & Andres, P.A. dated October 5, 2009. (3)
99.17	Mr. Turner's October 14, 2009 confirmation letter to Thomas Andres (3)
99.18	SEC Administrative Proceeding dated 8/31/2012 revoking registration of common shares.

(1) Incorporated by reference to the Company's original Registration Statement on Form 10 SB-1, Registration 33-96638-A, filed on September 6, 1995.

(2) Incorporated by reference to Form 10-Q for the period ended February 28, 2011 (SEC accession number 0001000459-11-000006)

(3) Incorporated by reference to Form 10-K for the year ended May 31, 2008. (SEC accession number 0001000459-10-000004)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jupiter, Florida.

GREEN ENERGY GROUP, INC. (f/k/a eCom eCom.com, Inc)
(Registrant)

Date:	November 21, 2012	By:	/S/ RICHARD C. TURNER
Richard C. Turner CHIEF FINANCIAL OFFICER AND TREASURER [PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER]